UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2025

BIOMARIN PHARMACEUTICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 LINDARO STREET
SAN RAFAEL, CALIFORNIA 94901
(Address of principal executive offices, including zip code)

(415) 506-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure included under Item 5.03 below is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2025, the Board of Directors (the “Board”) of BioMarin Pharmaceutical Inc. (the “Company”) approved and adopted the Company’s Amended and Restated Bylaws (as so amended, the “Amended Bylaws”), effective as of February 25, 2025.

The amendments effected by the Amended Bylaws:

•	Update the advance notice provisions including, without limitation to:

•	clarify the deadline to submit a notice of nomination or business where no annual meeting is held during the prior calendar year;

•

update and clarify the disclosures, representations, agreements and certifications required relating to any stockholder-proposed nominee, any stockholder-proposed business, the stockholder proposing any such nomination or proposal, any beneficial owner on whose behalf such nomination or proposal is made and their respective affiliates and associates;

•

clarify that if a stockholder (or a qualified representative thereof) does not appear at the meeting to present their nomination or proposal or does not comply with the procedures set forth in the Amended Bylaws, such nomination or proposal will be disregarded (and the nominee disqualified) notwithstanding inclusion in the proxy materials;

•

clarify the timeframe for submitting a notice of nomination at an annual meeting in the event that the Company increases the number of directors to be elected at such annual meeting near or after the closing of the otherwise applicable advance notice window;

•

require that certain information in the stockholder’s notice be updated and supplemented as of the record date for the meeting and as of the tenth day before the meeting or any adjournment or postponement thereof;

•	expressly allow the Company to make reasonable requests for information relating to the independence of a nominee; and

•

clarify that, in order for a stockholder to designate one or more substitute nominees to stand for election if a primary nominee is no longer able or willing, the stockholder must provide the information that is required by the Amended Bylaws with respect to such substitute(s) within the nomination window.

•	Require documents contemplated by Article II of the Bylaws to be delivered in hard copy form.

•	Provide that, in uncontested elections of directors, a director is elected if the votes cast “for” his or her election exceed the votes cast “against”.

•	Clarify the ability of a committee of the Board to designate a temporary member in the absence of a member thereof.

•	Clarify the officers of the Company who are entitled to mandatory indemnification and advancement rights under the Amended Bylaws.

•	Provide that officers may be removed by a majority of the directors present at a board meeting at which there is a quorum.

•

Make certain other administrative, modernizing, clarifying, and conforming changes, including to conform to recent amendments to the Delaware General Corporation Law (“the DGCL”) and incorporate certain provisions of the DGCL.

The preceding description of the changes contained in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of BioMarin Pharmaceutical Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.,
a Delaware corporation

Date: March 3, 2025	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer